EXHIBIT 10.1
FNB DIRECTOR FORM
INDEMNIFICATION AGREEMENT
     INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of                     , 2008 between F.N.B. Corporation, a Florida corporation (“FNB”) and                                          (the “Indemnitee”):
Recitals:
     WHEREAS, many experienced candidates are becoming increasingly reluctant to serve on the board of directors of publicly held corporations unless the corporations provide adequate protection through insurance and indemnification agreements against claims and actions against such directors arising out of their service to and activities on behalf of such corporations; and
     WHEREAS, the current difficulties in the marketplace generally of obtaining adequate insurance coverage and uncertainties relating to indemnification arising from recent decisions of the Court of Chancery of the State of Delaware have increased the difficulty of attracting and retaining such directors; and
     WHEREAS, the Board of Directors of FNB has determined that the inability to retain their current directors because of potential liability considerations would be detrimental to the best interests of FNB and its shareholders and that FNB should act to assure its directors that such protection will remain available in the future; and
     WHEREAS, it is reasonable, prudent and necessary for FNB to indemnify its directors to the fullest extent permitted by applicable law, subject only to the limited exceptions contained in this Agreement, so that its directors will continue to serve FNB free from undue concern that they will not be so indemnified.
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, FNB and the Indemnitee, intending to be legally bound hereby, covenant and agree as follows:
     1. Indemnification. In consideration of the Indemnitee’s continued service as a director of FNB, FNB shall indemnify the Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended in furtherance of such indemnification, subject only to the limited exceptions set forth in this Agreement or as required by law.

     2. Proceedings Other Than an Action by or in the Right of FNB. The Indemnitee shall be entitled to the indemnification rights provided in this Section 2 if the Indemnitee is a party to or is threatened to be made a party to any Proceeding, as defined in Section 17 of this Agreement, other than an action by or in the right of FNB , by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of FNB or is or was serving at the request of FNB as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise or entity or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section 2, the Indemnitee shall be indemnified against reasonable costs and expenses, including attorneys’ fees, judgments, damages, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, including, but not limited to, the investigation, defense or appeal thereof, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of FNB , and, with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe his conduct was unlawful.
     3. Actions by or in the Right of FNB . The Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if the Indemnitee is a person who was or is made a party or is threatened to be made a party to any Proceeding brought by or in the right of FNB to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of FNB or is or was serving at the request of FNB as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise or entity by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section 3, the Indemnitee shall be indemnified against reasonable costs and expenses, including attorneys’ fees, actually and reasonably incurred by the Indemnitee in connection with such Proceeding, including, but not limited to, the investigation, defense, settlement or appeal thereof, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of FNB , except that indemnification is not authorized where there has been an adjudication of liability as to the Indemnitee, unless a court determines in view of all of the circumstances, that such person is fairly and reasonably entitled to indemnity for such expenses.
     4. Indemnification for Costs and Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served as a witness on behalf of FNB or has been successful on the merits or otherwise, including, without limitation, the dismissal of a Proceeding without prejudice, in defense of any Proceeding referred to in Sections 2 or 3 of this Agreement, or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against reasonable costs and expenses, including attorneys’ fees, actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

     5. Partial Indemnification. If the Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any Proceeding described in Sections 2 or 3 of this Agreement, and as a result is not entitled under Section 6 of this Agreement to indemnification by FNB for the reasonable costs and expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, FNB shall nevertheless indemnify the Indemnitee pursuant to Section 6 to the extent the Indemnitee has been partially successful.
     6. Determination of Entitlement to Indemnification. When seeking indemnification under any section of this Agreement, the Indemnitee shall submit a written request for indemnification to FNB . Such request shall include documentation or information that is reasonably available to the Indemnitee and reasonably necessary for FNB to make a determination of the Indemnitee’s entitlement to indemnification. Determination of the Indemnitee’s entitlement to indemnification pursuant to this Agreement shall be determined by: (a) the Board of Directors of FNB by a majority vote of a quorum consisting of Disinterested Directors as defined in Section 17 of this Agreement; (b) if such a quorum is not obtainable or, even if obtainable, if the Board of Directors of FNB by the majority vote of Disinterested Directors so directs, by Independent Counsel as defined in Section 17 of this Agreement in a written opinion to such Board of Directors, a copy of which shall be delivered to the Indemnitee or (c) by the shareholders of FNB. Such Independent Counsel shall be selected by FNB’s Board of Directors and shall be reasonably acceptable to the Indemnitee. Upon failure of FNB’s Board of Directors so to select such Independent Counsel or upon failure of the Indemnitee so to accept, such Independent Counsel shall be selected by the Chairman of the law firm of Duane Morris LLP. Such determination of entitlement to indemnification shall be made not later than 60 days after receipt by FNB of a written request for indemnification. Any reasonable costs or expenses, including attorneys’ fees, incurred by the Indemnitee in connection with a request for indemnification under this Agreement shall be borne by FNB provided that it is ultimately determined that the Indemnitee is entitled to indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part, but not all, of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.
     7. Presumptions and Effect of Certain Proceedings. The Secretary of FNB or other officer designated by FNB’s Board of Directors, shall, promptly upon receipt of the Indemnitee’s request for indemnification, advise FNB’s Board of Directors in writing, or such other person or persons empowered to make the determination as provided in Section 6 of this Agreement, that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder, and FNB shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall fail to make the requested indemnification within 60 days after receipt by FNB of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Sections 2 or 3 of this Agreement by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of FNB and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be expressly provided herein.
     8. Advancement of Expenses and Costs. Subject to the exceptions set forth in Section 10, all reasonable costs and expenses incurred by the Indemnitee, including attorneys’ fees, retainers and advances of disbursements required of the Indemnitee, in defending a Proceeding shall be paid by FNB in advance of the final disposition of such Proceeding at the request of the Indemnitee within 20 days after the receipt by FNB of a statement or statements from the Indemnitee requesting such advance or advances from time to time. The Indemnitee’s entitlement to such costs and expenses shall include those costs and expenses incurred in connection with any proceeding by the Indemnitee seeking an adjudication pursuant to this Agreement. Such statement or statements shall reasonably evidence the costs and expenses incurred by the Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such costs and expenses by FNB as provided by this Agreement or otherwise.
     9. Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 6 and 7 of this Agreement, or if expenses are not advanced pursuant to Section 8 of this Agreement, the Indemnitee shall be entitled to a final adjudication in an appropriate court of the Commonwealth of Pennsylvania or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Such judicial proceeding shall be made de novo, and the Indemnitee shall not be prejudiced in seeking further relief by reason of a determination, if so made, that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 6 of this Agreement that the Indemnitee is entitled to indemnification, FNB shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. FNB further agrees to stipulate in any such proceeding that FNB is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court shall determine that the Indemnitee is entitled to any indemnification hereunder, FNB shall pay all reasonable costs and expenses, including attorneys’ fees, actually incurred by the Indemnitee in connection with such adjudication, including, but not limited to, any appellate proceedings.
     10. Exceptions and Modifications to Indemnification.
          (a) Notwithstanding any other provision to the contrary set forth in this Agreement, unless otherwise determined by the Board of Directors of FNB by a majority vote of the Disinterested Directors, the Indemnitee shall not be entitled to indemnification or advancement of expenses from FNB under this Agreement in any of the following circumstances: (i) any Proceeding initiated by or on behalf of the Indemnitee against FNB other than a Proceeding brought solely to seek the remedies set forth in Section 9 for a Proceeding not initiated by the Indemnitee, or any counterclaim, cross-claim, affirmative defense or similar claim of FNB in connection with such Proceeding or (ii) any Proceeding initiated by FNB against the Indemnitee other than as provided in Section 3 of this Agreement.
          (b) Notwithstanding any other provision to the contrary set forth in this Agreement, in the event that any insurance policy obtained by FNB would provide coverage for any liability, cost or expense for which indemnification or advancement of expenses is sought by the Indemnitee under this Agreement, the provisions of this Agreement shall be modified to the extent necessary to conform this Agreement to the requirements of such insurance policy so as to provide coverage to the Indemnitee to the fullest extent possible, including but not limited to, any requirement relating to incurring defense costs and retaining legal counsel.
     11. Other Rights to Indemnification. The indemnification and advancement of costs and expenses, including attorneys’ fees, provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under any provision of FNB’s Certificate of Incorporation or ByLaws or any agreement, vote of shareholders or Disinterested Directors, provision of law or otherwise.
     12. Attorneys’ Fees and Other Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, if the Indemnitee prevails in whole or in part in such Proceeding, the Indemnitee shall be entitled to recover from FNB and shall be indemnified by FNB against, any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.

     13. Successors and Assigns. This Agreement shall be binding upon FNB and its successors and assigns and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, assigns, heirs, devisees, executors, administrators or other legal representatives.
     14. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement, including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement, including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.
     16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.
     17. Definitions and Interpretations. For purposes of this Agreement:
          (a) The term “Corporation” shall include any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger that, if its separate existence continued, would have had power and authority to indemnify its directors, so that any person who is or was a director of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
          (b) The term “Disinterested Director” shall mean a director of FNB who is not or was not a party to a Proceeding in respect of which indemnification is being sought by the Indemnitee.
          (c) The term “fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan.
          (d) The term “Independent Counsel” shall mean any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either FNB or the Indemnitee in an Proceeding to determine the Indemnitee’s right to indemnification under this Agreement.
          (e) The term “other enterprise” shall include employee benefit plans, including but not limited to, any employee benefit plans of FNB .
          (f) The term “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any counterclaim.
          (g) Service by the Indemnitee “at the request of FNB “ shall include, but is not limited to, any service that imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof.
          (h) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of FNB “ as referred to in Sections 2 and 3 of this Agreement.
          (i) Service by the Indemnitee as a partner, trustee, manager or member of management or similar committee of a partnership, joint venture, trust or limited liability company, or as a director, officer, manager, partner, trustee or manager of an entity that is a partner, trustee, member or joint venturer, shall be considered service as a director or officer of the partnership, joint venture, trust, limited liability company or other enterprise.
     18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall such waiver constitute a continuing waiver.
     19. Notice by the Indemnitee. The Indemnitee agrees promptly to notify FNB in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter that may be subject to indemnification covered hereunder, either civil, criminal or investigative.
     20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          If to the Indemnitee, to the address set forth on the signature page to this Agreement.
          If to FNB to:
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, PA 16148
Attention: Robert V. New, Jr., President
                    and Chief Executive Officer
or to such other address as may have been furnished to the Indemnitee by FNB or to FNB by the Indemnitee.
     21. Governing Law. FNB and the Indemnitee agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

F.N.B. CORPORATION

By:

Robert V. New, Jr., President and Chief Executive Officer

INDEMNITEE:

Name (please print or type)

Signature

Address: